UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

BORQS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Building B23-A Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing, China 100015
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (86) 10-5975-6336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

As previously reported on a Current Report on Form 8-K on September 17, 2018, Borqs Technologies, Inc. (the “Company”) scheduled its 2018 annual meeting of shareholders (the “2018 Annual Meeting”) for November 20, 2018 and also set September 24, 2018 as the deadline for the receipt of shareholder proposals submitted for the meeting.

On October 1, 2018, the Company rescheduled its 2018 Annual Meeting for December 18, 2018. The Company has accordingly set a new deadline of October 22, 2018 for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2018 Annual Meeting, which date the Company has determined to be a reasonable time before it expects to begin to print and sent its proxy materials. In order to be considered timely, any such proposal must be received by the Company at its principal executive offices at Building B23-A, Universal Business Park, No. 10 Jiuxianqiao Road, Chaoyang District, Beijing 10015, China, and addressed to the attention of the corporate secretary, no later than 5:00 p.m. Eastern Standard Time on October 22, 2018. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2018 Annual Meeting. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a- 4(c) under the Exchange Act.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2018

BORQS TECHNOLOGIES, INC.

By:	/s/ Anthony K. Chan
Name: Anthony K. Chan
Title: Chief Financial Officer

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